                                                                    EXHIBIT 23.3

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
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We consent to the inclusion in this Registration Statement of RelationServe
Media, Inc. on Form SB-2/A, (File # 333-132586) Amendment No. 4, of our report dated March 10, 2006, with respect to our audit of the consolidated financial statements of RelationServe Media, Inc. as of December 31, 2005 and for the year then ended, which report appears in the Prospectus, which is part of this
Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.

New York, New York
July 6, 2006